Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Third Quarter 2023 Financial Results

AUSTIN, Texas (November 1, 2023)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its third quarter ending September 30, 2023.

GAAP Results for the Third Quarter 2023

•Revenue for the third quarter of $155.0 million, up 7 percent year-over-year and flat from the second quarter of 2023.

•GAAP gross margin for the third quarter of 47.8 percent, up from 46.2 percent in the prior-year quarter and flat with 47.8 percent in the second quarter of 2023.

•GAAP net loss for the third quarter of $23.2 million compared to GAAP net losses of $27.8 million for the prior-year quarter and $23.6 million for the second quarter of 2023.

Non-GAAP Results for the Third Quarter 2023

•Non-GAAP revenue for the third quarter of $155.0 million, up 7 percent year-over-year and flat from the second quarter of 2023.

•Non-GAAP gross margin for the third quarter of 53.9 percent, up from 52.1 percent for the prior-year quarter and down from 54.2 percent for the second quarter of 2023.

•Adjusted EBITDA for the third quarter of $19.7 million, up from $10.8 million for the prior-year quarter and $17.6 million for the second quarter of 2023.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“In the third quarter, we saw financial institutions' focus on deposit growth drive strong demand for our solutions,” said Q2 CEO Matt Flake. “Our track record of innovation and our focus on customer experience helped us capitalize on that demand in the quarter—we signed a number of net new and expansion deals, including two of the top 10 largest digital banking deals in company history. When you consider our recent execution and the strength of our pipeline, we're confident in our ability to deliver on our profitable growth strategy for the remainder of the year and into 2024.”

Third Quarter Highlights

•Signed one Enterprise and one Tier 1 digital banking contract including a:
•Top 20 U.S. bank to utilize our commercial and small business banking solutions; and
•Tier 1 U.S. bank to utilize our retail, small business and commercial banking solutions.

•Signed two Enterprise and one Tier 1 digital lending contract including:
▪Expansions with two Top 10 U.S. banks utilizing our loan and relationship pricing solutions; and
▪An expansion with a Tier 1 U.S. bank to utilize our loan and relationship pricing solutions.

•Signed one of our largest fintech customers to a Helix contract to expand the use of our embedded finance solutions.

•Supported a digital-only brand launch for a U.S. bank, utilizing our Helix platform.

•Continued investment in innovation, highlighted by the recent announcements of Q2 Fabric and Andi Copilot.

•Exited the third quarter with over 22.0 million registered users on the Q2 digital banking platform, representing 5 percent year-over-year growth and 2 percent sequential growth.

"We delivered solid results in the quarter, with adjusted EBITDA that once again exceeded the high end of our guidance,” said David Mehok, Q2 CFO. “We continue to drive meaningful profitability expansion, with an increase of over 500 basis points of adjusted EBITDA margin for the quarter compared to the prior year period. Based on the expected acceleration of subscription revenue and increased cost efficiencies in the fourth quarter, we are raising our adjusted EBITDA outlook for the remainder of the year.”

As of November 1, 2023, Q2 Holdings is providing guidance for its fourth quarter of 2023 and updated guidance for its full-year 2023, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its fourth quarter of 2023 as follows:

•Total non-GAAP revenue of $160.3 million to $163.3 million, which would represent year-over-year growth of 9 percent to 11 percent.

•Adjusted EBITDA of $21.2 million to $23.2 million, representing 13 to 14 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2023 as follows:

•Total non-GAAP revenue of $622.5 million to $625.5 million, which would represent year-over-year growth of 10 percent.

•Adjusted EBITDA of $75.0 million to $77.0 million, representing 12 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Wednesday, November 1, 2023
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, CEO / David Mehok, CFO / Kirk Coleman, President / Jonathan Price, EVP Strategy and Emerging Businesses
Conference Call Registration:	https://conferencingportals.com/event/sPCVBfoJ
Webcast Registration:	https://events.q4inc.com/attendee/336425414

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital banking and lending solutions to banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2’s comprehensive solution set allows its customers to better onboard, grow and serve their consumer, small business and corporate clients. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up-to-date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs, lease and other restructuring charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our continued execution and the strength of our pipeline; our ability to deliver on our profitable growth strategy for the remainder of the year and into 2024; expected acceleration of subscription revenue; increased cost efficiencies in the fourth quarter; and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) uncertainties in the financial services industry, including as a result of recent bank failures, and the potential impacts on Q2’s customers' prospects and Q2’s business sales cycles, Q2’s prospects' and customers' spending decisions, including professional services which are more discretionary in nature, and the timing of customer implementation and purchasing decisions; (b) the risk of increased or new competition in Q2’s existing markets and as Q2 enter new markets or new sections of existing markets, or as Q2 offer new solutions; (c) the risks associated with the development of Q2’s solutions and changes to the market for Q2’s solutions compared to Q2’s expectations; (d) quarterly fluctuations in Q2’s operating results relative to Q2’s expectations and guidance and the accuracy of Q2’s forecasts; (e) the risks associated with anticipated higher operating expenses for the remainder of 2023 and beyond; (f) the impact that rising interest rates, inflation, an economic slowdown, or challenges in the financial services industry, financial markets and credit markets have had to date or in the future could have on account holder or end user, or End User, usage of Q2’s solutions, including the promotion and adoption of Q2’s Helix and payment solutions, and on Q2’s customers' prospects and Q2’s business sales cycles, Q2’s prospects' and customers' spending decisions, including for professional services which are more discretionary in nature, and the timing of customer implementation and purchasing decisions; (g) the risks and increased costs associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth, particularly in light of macroeconomic factors, including increased employee turnover, labor shortages, wage inflation and extreme competition for talent; (h) the risk that the residual impacts of the COVID-19 pandemic continue to or that any renewed efforts to limit its spread could negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2's solutions do not return to normal or grow as anticipated; (i) the risks associated with Q2’s transactional business which are typically driven by end-user behavior which can be influenced by external drivers outside of Q2’s control; (j) the risks associated with effectively managing Q2’s cost structure in light of the challenging macroeconomic environment, challenges in the financial services industry and from the effects of seasonal or other unexpected trends; (k) the risks associated with the general economic and geopolitical uncertainties, including the heightened risk of state-sponsored cyberattacks on financial services and other critical infrastructure, and continued or increased inflation driven by unpredictable economic impacts that have and may continue to negatively affect demand for Q2's solutions; (l) the risks associated with managing Q2’s business in response to continued challenging macroeconomic conditions, challenges in the financial services industry and any anticipated or resulting recession; (m) the risks associated with accurately forecasting and managing the impacts of any macroeconomic downturn or challenges in the financial services industry on Q2’s customers and their end users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and Q2’s arrangements with them, which represent a newer market opportunity for us, a more complex revenue model for us and which may be more vulnerable to an economic downturn than Q2’s financial institution customers; (n) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2’s solutions and the impact that the timing of bookings may have on Q2’s revenue and financial performance in a period; (o) the risk that errors, interruptions or delays in Q2’s solutions or Web hosting negatively impacts Q2’s business and sales; (p) the risks associated with cyberattacks, data and privacy breaches and breaches of security measures within Q2’s products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2’s business and reputation and Q2’s ability to sell Q2’s solutions; (q) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by Q2’s customers and relevant governmental authorities; (r) regulatory risks, including risks related to evolving regulation of artificial intelligence, or AI, machine learning and the receipt, collection, storage, processing and transfer of data; (s) the risks associated with Q2’s sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of Q2’s sales cycle; (t) the risks inherent in third-party technology and implementation partnerships that could cause harm to Q2’s business; (u) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (v) the general risks associated with the complexity of Q2’s customer arrangements and Q2’s solutions; (w) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (x) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (y) the risks associated with further consolidation in the financial services industry; (z) the risks associated with selling Q2’s solutions internationally and with the recent expansion of Q2’s international operations; and (aa) the risk that Q2’s debt repayment obligations may adversely affect Q2’s financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$155,993	$199,600
Restricted cash	2,069	2,302
Investments	134,789	233,753
Accounts receivable, net	44,451	46,735
Contract assets, current portion, net	10,845	8,909
Prepaid expenses and other current assets	14,633	10,832
Deferred solution and other costs, current portion	25,162	21,117
Deferred implementation costs, current portion	8,753	7,828
Total current assets	396,695	531,076
Property and equipment, net	44,813	56,695
Right of use assets	34,105	39,837
Deferred solution and other costs, net of current portion	27,093	26,410
Deferred implementation costs, net of current portion	21,062	18,713
Intangible assets, net	128,354	145,681
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	10,823	16,186
Other long-term assets	3,435	2,259
Total assets	$1,179,249	$1,349,726

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$51,244	$54,263
Convertible notes, current portion	—	10,903
Deferred revenues, current portion	115,777	117,468
Lease liabilities, current portion	9,071	9,408
Total current liabilities	176,092	192,042
Convertible notes, net of current portion	489,969	657,789
Deferred revenues, net of current portion	17,932	21,691
Lease liabilities, net of current portion	46,890	52,991
Other long-term liabilities	7,339	6,189
Total liabilities	738,222	930,702

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,050,630	982,300
Accumulated other comprehensive loss	(1,994)	(2,972)
Accumulated deficit	(607,615)	(560,310)
Total stockholders' equity	441,027	419,024
Total liabilities and stockholders' equity	$1,179,249	$1,349,726

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues (1)	$154,967	$144,751	$462,506	$419,131
Cost of revenues (2)	80,834	77,895	241,248	228,988
Gross profit	74,133	66,856	221,258	190,143

Operating expenses:
Sales and marketing	26,123	27,966	82,968	79,709
Research and development	34,542	33,099	103,063	96,062
General and administrative	28,084	22,614	79,903	66,467
Transaction-related costs	3	352	24	882
Amortization of acquired intangibles	5,250	4,422	15,764	13,266
Lease and other restructuring charges	3,303	5,494	7,576	6,031
Total operating expenses	97,305	93,947	289,298	262,417
Loss from operations	(23,172)	(27,091)	(68,040)	(72,274)
Total other income (expense), net (3)	1,011	(231)	22,238	(2,125)
Loss before income taxes	(22,161)	(27,322)	(45,802)	(74,399)
Provision for income taxes	(1,006)	(469)	(1,503)	(2,173)
Net loss	$(23,167)	$(27,791)	$(47,305)	$(76,572)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	423	(746)	1,285	(2,363)
Foreign currency translation adjustment	(470)	(291)	(307)	(1,105)
Comprehensive loss	$(23,214)	$(28,828)	$(46,327)	$(80,040)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.40)	$(0.48)	$(0.81)	$(1.34)
Weighted average common shares outstanding, basic and diluted	58,492	57,362	58,223	57,205

(1) Includes deferred revenue reduction from purchase accounting of $0.1 million for each of the three months ended September 30, 2023 and 2022, and $0.3 million and $0.5 million for the nine months ended September 30, 2023 and 2022, respectively.
(2) Includes amortization of acquired technology of $5.9 million and $5.6 million for the three months ended September 30, 2023 and 2022, respectively, and $17.6 million and $16.8 million for the nine months ended September 30, 2023 and 2022, respectively.
(3) Includes a gain of $19.9 million related to the early extinguishment of a portion of our 2026 Notes and 2025 Notes for the nine months ended September 30, 2023.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(47,305)	$(76,572)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	19,184	17,227
Depreciation and amortization	53,764	45,237
Amortization of debt issuance costs	1,608	2,043
Amortization of premiums and discounts on investments	(2,791)	311
Stock-based compensation expense	59,819	51,208
Deferred income taxes	(120)	943
(Gain) loss on extinguishment of debt	(19,312)	—
Other non-cash charges	4,186	6,178
Changes in operating assets and liabilities	(35,318)	(53,882)
Net cash provided by (used in) operating activities	33,715	(7,307)
Cash flows from investing activities:
Net maturities (purchases) of investments	102,559	(100,928)
Purchases of property and equipment	(4,568)	(8,933)
Capitalized software development costs	(19,322)	(15,662)
Net cash provided by (used in) investing activities	78,669	(125,523)
Cash flows from financing activities:
Payment for maturity of 2023 convertible notes	(10,908)	—
Payments for repurchases of convertible notes	(149,640)	—
Proceeds from capped calls related to convertible notes	139	—
Proceeds from exercise of stock options and ESPP	4,322	3,254
Net cash provided by (used in) financing activities	(156,087)	3,254
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(137)	(939)
Net decrease in cash, cash equivalents and restricted cash	(43,840)	(130,515)
Cash, cash equivalents and restricted cash, beginning of period	201,902	325,821
Cash, cash equivalents and restricted cash, end of period	$158,062	$195,306

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP revenue	$154,967	$144,751	$462,506	$419,131
Deferred revenue reduction from purchase accounting	76	104	275	515
Non-GAAP revenue	$155,043	$144,855	$462,781	$419,646

GAAP gross profit	$74,133	$66,856	$221,258	$190,143
Stock-based compensation	3,373	2,898	10,323	8,972
Amortization of acquired technology	5,885	5,603	17,648	16,810
Transaction-related costs	—	—	—	—
Lease and other restructuring charges	132	—	561	—
Deferred revenue reduction from purchase accounting	76	104	275	515
Non-GAAP gross profit	$83,599	$75,461	$250,065	$216,440

Non-GAAP gross margin:
Non-GAAP gross profit	$83,599	$75,461	$250,065	$216,440
Non-GAAP revenue	155,043	144,855	462,781	419,646
Non-GAAP gross margin	53.9%	52.1%	54.0%	51.6%

GAAP sales and marketing expense	$26,123	$27,966	$82,968	$79,709
Stock-based compensation	(4,050)	(4,286)	(13,133)	(11,624)
Non-GAAP sales and marketing expense	$22,073	$23,680	$69,835	$68,085

GAAP research and development expense	$34,542	$33,099	$103,063	$96,062
Stock-based compensation	(3,908)	(3,661)	(11,691)	(10,363)
Non-GAAP research and development expense	$30,634	$29,438	$91,372	$85,699

GAAP general and administrative expense	$28,084	$22,614	$79,903	$66,467
Stock-based compensation	(9,778)	(5,919)	(24,672)	(17,341)
Non-GAAP general and administrative expense	$18,306	$16,695	$55,231	$49,126

GAAP operating loss	$(23,172)	$(27,091)	$(68,040)	$(72,274)
Deferred revenue reduction from purchase accounting	76	104	275	515
Stock-based compensation	21,109	16,764	59,819	48,300
Transaction-related costs	3	352	24	882
Amortization of acquired technology	5,885	5,603	17,648	16,810
Amortization of acquired intangibles	5,250	4,422	15,764	13,266
Lease and other restructuring charges	3,435	5,494	8,137	6,031
Non-GAAP operating income	$12,586	$5,648	$33,627	$13,530

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(23,167)	$(27,791)	$(47,305)	$(76,572)
Depreciation and amortization	18,286	15,291	53,764	45,237
Stock-based compensation	21,109	16,764	59,819	48,300
Provision for income taxes	1,006	469	1,503	2,173
Interest and other (income) expense, net	(1,091)	137	(2,593)	1,975
Transaction-related costs	3	352	24	882
Lease and other restructuring charges	3,435	5,494	8,137	6,031
(Gain) loss on extinguishment of debt	—	—	(19,869)	—
Deferred revenue reduction from purchase accounting	76	104	275	515
Adjusted EBITDA	$19,657	$10,820	$53,755	$28,541

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022

Net cash provided by (used in) operating activities	$33,715	$(7,307)
Purchases of property and equipment	(4,568)	(8,933)
Capitalized software development costs	(19,322)	(15,662)
Free cash flow	$9,825	$(31,902)

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)
(unaudited)

	Q4 2023 Outlook		Full Year 2023 Outlook
	Low	High	Low	High

GAAP revenue	$160,230	$163,230	$622,155	$625,155
Deferred revenue reduction from purchase accounting	70	70	345	345
Non-GAAP revenue	$160,300	$163,300	$622,500	$625,500

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com